UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2009

CYBRA Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York	000-52624	13-3303290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Executive Blvd., Yonkers, New York	10701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 963-6600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 10, 2009, we did not pay outstanding 8% Convertible Debentures (the “Debentures”), in the aggregate principal amount of $2,490,000, which became due on that date.  The three-year Debentures were issued on April 10, 2006, pursuant to a Securities Purchase Agreement, also dated April 10, 2006 (the “Securities Purchase Agreement”), the terms of which are described in our Registration Statement on Form SB-2, Registration No. 333-135068, filed on June 16, 2006 (the “Registration Statement”).

Our failure to pay the full principal amount of the Debentures on their Maturity Date constituted an “Event of Default” under the Debentures. Upon an Event of Default, the full principal amount of the Debenture, together with interest and other amounts owing in respect thereof, to the maturity date will become, at the Debenture holder’s election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default is referred to in the Debentures as the “Mandatory Prepayment Amount.”

The Mandatory Prepayment Amount of a Debenture is equal to as the sum of: (i) the greater of: (A) 120% of the principal amount of such Debenture, plus all accrued and unpaid interest thereon, or (B) the principal amount of such Debenture, plus all other accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures. The current Conversion Price of the Debentures is $0.50. VWAP is the volume-weighted average price of our common stock on the day in question.

Commencing five days after a holder demands payment of a Debenture, the interest rate on that Debenture will accrue at the rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

The foregoing is a summary of the terms of the Debentures and the consequences of an Event of Default thereunder. This summary is qualified by the full terms of the Debentures, a form of which is appended as Exhibit 10.3 to the Registration Statement, and the Securities Purchase Agreement pursuant to which the Debentures were issued, which is appended as Exhibit 10.1 to the Registration Statement, both of which are incorporated herein by reference.

We are currently attempting to renegotiate the terms of the Debentures, either by extending the maturity date of the Debentures or by exchanging the Debentures for a new series of preferred stock. However, there can be no assurance that we will be able to successfully renegotiate the terms of the Debentures or that one or more Debenture holders will not demand payment of their Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBRA Corporation
(Registrant)

Date: April 14, 2009	By:	/s/ Harold Brand
Harold Brand
Chief Executive Officer